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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) July 19, 2002
                                                          -------------




                               YELLOW CORPORATION
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             (Exact name of registrant as specified in its charter)




          Delaware               0-12255              48-0948788
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(State or other jurisdiction   (Commission          (IRS Employer
      of incorporation)        File Number)      Identification No.)




 10990 Roe Avenue, P. O. Box 7563,  Overland Park, Kansas   66207
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   (Address of principal executive offices)              (Zip Code)




       Registrant's telephone number, including area code (913) 696-6100
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                                   No Changes.
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         (Former name or former address, if changed since last report.)


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Item 5.  Other Events

Yellow Corporation (NASDAQ: YELL) today announced that its Board of Directors has formally approved the terms of the spin-off of its 100% interest in SCS Transportation, Inc. (SCST), the holding company for its regional operating companies, Saia Motor Freight Line, Inc. and Jevic Transportation, Inc., to its shareholders. The Board of Directors of Yellow anticipates that the spin-off will occur during the third quarter of 2002.

A registration statement on Form 10 for SCST was filed today with the Securities and Exchange Commission containing details of the distribution and important financial and other information about SCST, including risk factors related to SCST and the distribution. The spin-off, which is intended to be tax-free to Yellow and to Yellow stockholders, is subject to a number of conditions, including the receipt of a favorable ruling from the Internal Revenue Service or from outside tax advisors, the absence of any legal restraints or prohibitions preventing the consummation of the distribution, final action by the Board of Directors of Yellow to set the record date and distribution date for the spin-off and the effectiveness of the registration statement.

It is expected that Yellow shareholders will receive one share of SCST common stock for every two shares of Yellow common stock they own as of the record date. In addition, at or around the time of the spin-off, it is anticipated that SCST will raise approximately $150 million pursuant to one or more credit facilities that will be utilized in part to repay indebtedness owed to Yellow and in part for general working capital purposes.

Following the distribution, Yellow will continue to own and operate its Yellow Transportation and Meridian IQ operating units.

SCST, headquartered in Kansas City, Missouri, will own and operate Saia and Jevic as an independent publicly traded entity following the distribution. Saia and Jevic offer regional overnight and second-day LTL and selected TL services.

Following the distribution, Yellow will continue to trade on The Nasdaq National Market under the symbol "YELL." It is anticipated that an application will be made to admit the SCST common shares for trading on The Nasdaq National Market under the symbol "SCST." There is currently no trading market for SCST common stock. A "when issued" trading market is expected to develop for the SCST common stock on The Nasdaq National Market beginning on or about the record date and will last through the date of the distribution. Prior to executing a stock trade during the "when issued" trading period, stockholders should check with their stockbrokers, banks or other nominees for details regarding the "when issued" trading market for the SCST common stock and the impact of the distribution on the trading of Yellow common stock.

Yellow Corporation, a Fortune 500 Company, is a holding company with wholly owned operating subsidiaries. Its largest subsidiary, Yellow Transportation, Inc., offers a full range of national, regional and international services for the movement of industrial, commercial and retail goods. SCS Transportation provides overnight and second-day LTL and selected TL services to a broad range of industries. Meridian IQ is a non-asset based company using web-based technology to provide customers a single source for logistics planning and global shipment management. Headquartered in Overland Park, Kansas, Yellow Corporation employs approximately 28,000 people.




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                                    SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     YELLOW CORPORATION
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                                       (Registrant)

Date:    July 19, 2002         /s/     Donald G. Barger, Jr.
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                                       Donald G. Barger, Jr.
                                       Chief Financial Officer